Exhibit 10.2

EXECUTION VERSION

LIMITED GUARANTEE

LIMITED GUARANTEE, dated as of August 8, 2018 (this “Limited Guarantee”), by Cannae Holdings, Inc., a Delaware corporation (the “Guarantor”), in favor of The Dun & Bradstreet Corporation, a Delaware corporation (the “Guaranteed Party”).

1.Limited Guarantee. To induce the Guaranteed Party to enter into the Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), by and among the Guaranteed Party, Star Parent, L.P., a Delaware limited partnership (“Parent”) and Star Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Guarantor, intending to be legally bound, hereby unconditionally and irrevocably guarantees to the Guaranteed Party, on the terms and conditions set forth herein, the due and punctual observance, performance and discharge of 46.31% (the “Pro Rata Share”) of the payment obligations of Parent to pay to the Guaranteed Party: (a) the Parent Termination Fee when and only if the Parent Termination Fee becomes payable pursuant to Section 8.5(c) of the Merger Agreement (the “Parent Fee Obligations”), (b) the amounts described in the second sentence of Section 8.5(e)(i) of the Merger Agreement when and only if such amounts become payable pursuant to Section 8.5(e)(i) of the Merger Agreement (the “Enforcement Costs”) and (c) Parent Reimbursement Obligations described in sections 6.11(i), 6.15(f) and 6.16(b) of the Merger Agreement when and only if such obligations become payable pursuant to such sections of the Merger Agreement (the “Expense Obligations” and, together with the Parent Fee Obligations and the Enforcement Costs, collectively, the “Obligations”); provided, however, that in no event shall the Guarantor’s liability for (x) the Parent Fee Obligations and the Expense Obligations, in the aggregate, exceed the Guarantor’s Pro Rata Share of the Parent Termination Fee and (y) the Enforcement Costs, which are payable by Parent pursuant to Section 8.5(e)(i) of the Merger Agreement, in the aggregate, exceed $2,315,669.59 (such limitation on the liability that the Guarantor may have for the applicable Obligations as described in clause (x) or clause (y), as applicable, being herein referred to as, the “Cap” for such relevant Obligations). The parties agree that this Limited Guarantee may not be enforced without giving effect to the Cap and that the Guaranteed Party will not seek to enforce this Limited Guarantee for an amount in excess of the Cap (and giving effect to the provisions of Section 8 and Section 9 hereof). This Limited Guarantee may be enforced for the payment of money only in satisfaction of the Obligations by the Guarantor up to the Cap. The Guaranteed Party hereby agrees that (i) in no event shall the Guarantor be required to pay any amount to the Guaranteed Party or any other Person under, in respect of, or in connection with this Limited Guarantee or the Merger Agreement other than as expressly set forth herein and (ii) in no event shall this Limited Guarantee be enforced by the Guaranteed Party unless each Other Equity Investor Limited Guarantee (as defined in the Guarantor’s Equity Commitment Letter) is being concurrently enforced by the Guaranteed Party. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

If Parent fails to discharge all or any portion of the Obligations when due, then to the extent expressly permitted in the Merger Agreement and this Limited Guarantee, the Guarantor shall, on the Guaranteed Party’s demand, forthwith pay to the Guaranteed Party the Obligations (subject to the terms and conditions of the Limited Guarantee, including the Cap), and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, so long as the Guarantor has failed to perform the Obligations, take any and all actions available hereunder or under applicable Law to collect the Guarantor’s liabilities hereunder in respect of such Guaranteed Obligations, subject to the Cap.

2.Nature of Limited Guarantee. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligation hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations (subject to the terms and conditions hereof) as if such payment had not been made. This Limited Guarantee is an unconditional guarantee of payment and not of collection. Notwithstanding any other provision of this Limited Guarantee, the Guaranteed Party hereby agrees that the Guarantor may assert, as a defense to any payment or performance by the Guarantor under this Limited Guarantee, any defense to such payment or performance that Parent, Merger Sub or any of their assigns may have under the terms of the Merger Agreement, other than defenses arising from bankruptcy or insolvency of Parent.

3.Changes in the Obligations; Certain Waivers. The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of the Obligations, and may also enter into any agreement with Parent or any other Person interested in the transactions contemplated by the Merger Agreement for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms of the Merger Agreement or of any agreement between the Guaranteed Party, Parent and Merger Sub or any such other Person without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee or the validity or enforceability of this Limited Guarantee, provided that the obligations of the Other Equity Investors (as defined in the Guarantor’s Equity Commitment Letter) under the Other Equity Investor Limited Guarantees are impacted in substantially the same manner. Subject to the termination of this Limited Guarantee as provided hereunder and the immediately preceding sentence of this Section 3, the Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of the Obligations or any waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement; (c) the addition, substitution or release of any entity or other Person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of any of Parent or any other Person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or any other Person (other than the Guaranteed Party and its Subsidiaries) interested in the transactions contemplated by the Merger Agreement or affecting any of their respective assets; (f) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent or the Guaranteed Party, whether in connection with the Obligations or otherwise (other than those described in the last sentence of Section 2 hereof); (g) the adequacy of any other means the Guaranteed Party may have of obtaining payment of the Obligations; (h) the value, genuineness, validity, illegality or enforceability of the Merger Agreement; or (i) any discharge of the Guarantor as a matter of law or equity (other than as a result of the payment of the Obligations in accordance with the terms hereof). To the fullest extent permitted by applicable Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any applicable Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Obligations incurred and all other notices of any kind (except for notices required to be provided to Parent and its counsel in accordance with the Merger Agreement and/or any agreements entered into in connection therewith), all defenses that may be available by virtue of any valuation, stay, moratorium Law or other similar applicable Law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its Subsidiaries and Affiliates and other representatives and agents not to institute, any proceeding or bring any other claim arising under, or in connection with, any Equity Commitment Letter or the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any other Non-Recourse Party, except for claims that are Non-Prohibited Claims (as defined in the Guarantor’s Equity Commitment Letter) against such Person, and the Guarantor hereby covenants and agrees that it shall not institute, and shall cause its respective Affiliates not to institute, any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms. Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that to the extent Parent is relieved (other than by operation of any bankruptcy, insolvency or similar law) of all or any portion of the Obligations under the Merger Agreement, the Guarantor shall be similarly relieved of the Obligations under this Limited Guarantee, with it being understood that such Obligations shall be relieved ratably with the obligations of the Other Investors under the Other Equity Investor Limited Guarantees.

Subject to the limitation on the Obligations set forth in the first sentence of Section 1 hereof, the Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or any other Person interested in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance, or enforcement of the Guarantor’s Obligations under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or such other Person whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Obligations (subject to the Cap) shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for the Obligations. Notwithstanding any other provision of this Limited Guarantee, in addition to any defense of the Guarantor on the basis of a breach of this Limited Guarantee, the Guaranteed Party hereby agrees that the Guarantor shall have all defenses to the payment of its obligations under this Limited Guarantee (which in any event shall be subject to the Cap) that are or would be available to Parent, Merger Sub or any of their assigns in respect of the Merger Agreement with respect to the Obligations, as well as any defenses in respect of any fraud.

4.No Waiver; Cumulative Rights. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

5.	Representations and Warranties.

a.	The Guarantor hereby represents and warrants to the Guaranteed Party that:

i.the Guarantor has all requisite limited partnership or other entity power and authority to execute, deliver and perform this Limited Guarantee and the execution, delivery and performance of this Limited Guarantee by the Guarantor have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s charter, partnership agreement, operating agreement or similar organizational documents or any applicable Law or contractual restriction binding on the Guarantor or its assets;
ii.all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guarantee;
iii.assuming due execution and delivery of the Merger Agreement by the Guaranteed

Party, Parent and Merger Sub, this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (x) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable Laws affecting creditors’ rights generally, and (y) general equitable principles (whether considered in a proceeding in equity or at law); and
iv.the Guarantor has the financial capacity (taking into account all of its outstanding commitments and obligations) to pay and perform its obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill the Obligations under this Limited Guarantee shall be available to the Guarantor (and its assignees pursuant to Section 6 hereof) for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.

b.	The Guaranteed Party hereby represents and warrants to the Guarantor that:

i.it has all requisite corporate power and authority to execute, deliver and perform this Limited Guarantee, and the execution, delivery and performance of this Limited Guarantee has been duly authorized by all necessary corporate action and does not contravene any provision of the Guaranteed Party’s certificate of formation, limited liability company or operating agreement, or any Law or contractual restriction applicable to or binding on the Guaranteed Party or its assets; and
ii.assuming due execution and delivery of the Merger Agreement by Parent, this Limited Guarantee constitutes a legal, valid and binding obligation of the Guaranteed Party enforceable against the Guaranteed Party in accordance with its terms, subject to (x) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable Laws affecting creditors’ rights generally, and (y) general equitable principles (whether considered in a proceeding in equity or at law).

6.Assignment. Neither the Guarantor nor the Guaranteed Party may assign their respective rights, interests or obligations hereunder to any other Person (including by operation of law) without the prior written consent of the Guaranteed Party or the Guarantor, as the case may be. Notwithstanding the foregoing, the Guarantor may assign its rights, interests or the Obligations hereunder to one or more of its co-investment vehicles or affiliated investment funds that are sponsored, managed or controlled by an Affiliate of the Guarantor or to other co-investors (which other co-investors would not be reasonably expected to prevent, materially delay or materially impair the ability of any of the parties to the Merger Agreement to consummate the Merger or the other transactions contemplated by the Merger Agreement); provided, however, that no such assignment shall relieve the Guarantor of the Obligations hereunder except that the Guarantor’s Obligations hereunder shall be reduced on a dollar-for-dollar basis by any amounts actually paid to the Guaranteed Party in respect of the Obligations hereunder by such co- investment vehicles or affiliated investment funds or other co-investors.

7.Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and be given by the means specified in the Merger Agreement (and shall be deemed given as specified therein) and shall be delivered as set forth below or to such other Person or address or facsimile number as a party to this Limited Guarantee shall specify by notice in writing to the other party; provided that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later.

If to the Guarantor to:

Michael L. Gravelle
c/o Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, NV 89134
E-mail: mgravelle@fnf.com

with a copy (which shall not constitute actual or constructive notice) to:

Bilcar, LLC
1701 Village Center Circle
Las Vegas, NV 89134
Attention: Michael Gravelle

If to the Guaranteed Party to:

The Dun & Bradstreet Corporation
103 JFK Parkway, 4th Floor
Short Hills, New Jersey 07078
Attention: Christie A. Hill, Esq.
Email: hillc@dnb.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen and Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Ethan Klingsberg
Paul M. Tiger
Fax:    (212) 225-3999
Email:    eklingsberg@cgsh.com
ptiger@cgsh.com

8.Continuing Guarantee. Unless terminated pursuant to this Section 8, this Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and permitted assigns until the Obligations under this Limited Guarantee have been paid in full, at which time this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee as of the earliest to occur of in full (subject to the Cap), (iii) termination of the Merger Agreement in circumstances in which the Parent Termination Fee is not payable and (iv) sixty (60) days after the Termination Date, except as to a claim for payment of the Obligations presented in writing by the Guaranteed Party to Parent or the Guarantor on or prior to such sixtieth (60th) day (in which case, this Limited Guarantee shall terminate on the date such claim is (x) resolved by a final, non-appealable order of a court specifically identified in Section 10(b) below, (y) resolved as agreed in writing by the parties hereto or (z) otherwise satisfied); provided, that such claim shall set forth in reasonable detail the basis for such claim, and the Guarantor shall not be required to pay any claim not submitted on or before sixty (60) days after such termination of the Merger Agreement. Notwithstanding the foregoing, in the event that the Guaranteed Party or any of its Affiliates asserts in any litigation or other proceeding (a) that the provisions of Section 1 hereof limiting the Guarantor’s liability to the Cap, or limiting the Guaranteed Party’s enforcement hereof to the payment of money only, or the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part or (b) any theory of liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) against the Guarantor or any Non-Recourse Parties with respect to this Limited Guarantee, the Equity Commitment Letters, the Merger Agreement or any other agreement or instrument delivered pursuant to or in connection with any of the foregoing (collectively, “Transaction Agreements”) or any of the transactions contemplated hereby or thereby (including in respect of any oral representations made or alleged to be made in connection therewith) (other than, solely with respect to this clause (b), any claim that is a Non-Prohibited Claim against such Person), then (A) the obligations of the Guarantor under or in connection with this Limited Guarantee shall terminate ab initio and be null and void, (B) if the Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover and retain such payments, and (C) neither the Guarantor nor any Non-Recourse Parties shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) to the Guaranteed Party or any other Person in any way under or in connection with any Transaction Agreement, any other agreement or instrument delivered pursuant to such Transaction Agreement, or the transactions contemplated hereby or thereby.

9.No Recourse. The Guaranteed Party acknowledges the separate corporate existence of Parent and that, as of the date hereof, Parent’s sole assets (if any) are a de minimis amount of cash, and that no additional funds are expected to be contributed to Parent unless and until the Closing occurs. Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any other Transaction Agreement, or in any agreement, document or instrument (including, without limitation, the Equity Commitment Letters and the Merger Agreement), or statement made or action taken in connection with or pursuant to, the transactions contemplated by any of the Transaction Agreements or the negotiation, execution, performance or breach of any Transaction Agreements, and notwithstanding any equitable, common law or statutory right or claim that may be available to the Guaranteed Party or any of its Affiliates, and notwithstanding the fact that the Guarantor may be a partnership, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party covenants, acknowledges and agrees, on behalf of itself and its Affiliates, (i) in no event shall the Guaranteed Party or any of its Affiliates seek any damages or any other recovery, judgment, or remedies of any kind, including consequential, indirect or punitive damages, against Parent in excess of the Cap in connection with the Merger Agreement or in connection with the failure of the transactions contemplated by the Merger Agreement to be consummated for any reason or otherwise in connection with the transactions contemplated thereby (including in respect of any oral representations made or alleged to have been made in connection therewith), and (ii) notwithstanding the fact that the Guarantor may be a corporation, partnership or limited liability company, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party acknowledges and agrees that it has no right of recovery against, no recourse shall be had against and no personal liability shall attach to, the Guarantor or any of its former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, holders of equity, controlling persons, Affiliates, representatives or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, holder of equity, controlling person, Affiliate, representative or assignee of any of the foregoing (but not including Parent or the Guarantor, a “Non-Recourse Party” and together, the “Non-Recourse Parties”), including through Parent or otherwise, whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim (whether at law or equity in tort, contract or otherwise) by or on behalf of Parent against the Guarantor or any Non-Recourse Parties, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, or otherwise, except for its rights to recover from the Guarantor (but not any other Person) under and to the extent provided in this Limited Guarantee, and subject to the other limitations described herein, including, for the avoidance of doubt, the Cap, and any other claims that are Non-Prohibited Claims against such Person; it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Parties for any obligation of the Guarantor or any of its successors or permitted assigns under this Limited Guarantee or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to have been made in connection herewith or for any claim (whether at law or in equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligation or its creation. Except for any claims that are Non-Prohibited Claims against such Person, recourse against the Guarantor under this Limited Guarantee, subject to the limitations and conditions set forth herein, shall be the sole and exclusive remedy of the Guaranteed Party and all of its Affiliates against the Guarantor and any Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or in connection with the failure of the Transactions to be consummated for any reason or otherwise in connection with the transactions contemplated thereby or in respect of any representations made or alleged to be made in connection therewith, whether at law or in equity, in contract, in tort or otherwise. Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of Parent to the Guaranteed Party or shall confer or give or shall be construed to confer or give to any Person other than the Guaranteed Party (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantor as expressly set forth herein. Notwithstanding anything to the contrary contained herein or in the Guarantor’s Equity Commitment Letter, under no circumstance shall the Guaranteed Party be permitted or entitled to receive both (a) a grant of specific performance under the Guarantor’s Equity Commitment Letter or under the Merger Agreement to cause the Closing or to cause Parent to enforce the Equity Commitment Letter and (b) payment of the Parent Termination Fee.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial.

a.THIS LIMITED GUARANTEE BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the federal courts of the United States of America located in the County of New Castle, Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this letter and of the documents referred to in this letter, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this letter or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7 of this Limited Guarantee or Section 9.7 of the Merger Agreement or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
b.EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER (INCLUDING THE FINANCING). EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND
(iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE AND THE TRANSACTIONS CONTEMPLATED BY THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10(b).

11.Entire Agreement; Amendments. This Limited Guarantee, together with the other Limited Guarantees, the Merger Agreement and the Equity Commitment Letters, constitute the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties. The Guaranteed Party and its Affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guarantor or any Non- Recourse Parties in connection with this Limited Guarantee except as expressly set forth herein by the Guarantor. The Guarantor and its Affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guaranteed Party in connection with this Limited Guarantee, except as expressly set forth herein by the Guaranteed Party. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

12.Third Party Beneficiaries. This Limited Guarantee shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Limited Guarantee is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein; except that as a material aspect of this Limited Guarantee the parties intend that all Non-Recourse Parties other than the Guarantor shall be, and such Non-Recourse Parties are, intended third party beneficiaries of this Limited Guarantee who may rely on and enforce the provisions of this Limited Guarantee that bar the liability, or otherwise protect the interests, of the Guarantor or such Non-Recourse Parties.

13.Confidentiality. This Limited Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the transactions contemplated by the Merger Agreement. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to by the Guaranteed Party or any of its Affiliates or Representatives in any document, except with the prior written consent of the Guarantor; provided, that no such written consent is required for any disclosure of the existence or content of this Limited Guarantee by the Guaranteed Party: (i) to its Affiliates and its Representatives who agree to keep such information confidential on terms substantially identical to the terms contained in this Section 13 or (ii) to the extent required by Law or the rules of any self-regulatory organization or securities exchange.

14.Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee.

15.Counterparts; Effectiveness. This Limited Guarantee may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Limited Guarantee with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Limited Guarantee.

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IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTOR:

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel
and Corporate Secretary

[Signature Page to Limited Guarantee]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY:

The Dun & Bradstreet Corporation

By:	/s/ Thomas J. Manning
Name: Thomas J. Manning
Title: Interim Chief Executive Officer

[Signature Page to Limited Guarantee]